PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
YEAR AND FOURTH QUARTER ENDED DECEMBER 31, 2012

Fort Lauderdale, Florida
February 27, 2013

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the fourth quarter ended December 31, 2012. For the year ended December 31, 2012, net income attributable to SEACOR Holdings Inc. was $61.2 million, or $2.95 per diluted share, including income from continuing operations of $34.4 million, or $1.66 per diluted share. For the year ended December 31, 2011, net income attributable to SEACOR Holdings Inc. was $41.1 million, or $1.91 per diluted share, including income from continuing operations of $32.7 million, or $1.52 per diluted share.
For the quarter ended December 31, 2012, the Company reported a net loss attributable to SEACOR Holdings Inc. of $2.6 million, or $0.13 per diluted share, including a loss from continuing operations of $8.3 million, or $0.41 per diluted share. The loss from continuing operations included:

•	compensation expenses of $9.8 million, net of tax, or $0.49 per diluted share, related to the acceleration of restricted stock awards that were originally scheduled to vest in 2013 and 2014; and

•
equity in losses of 50% or less owned companies of $9.7 million, net of tax, or $0.48 per diluted share, upon the contribution of the Company's O'Brien's Response Management Inc. ("ORM") subsidiary in exchange for an equity interest in Witt O'Brien's, LLC, a response management joint venture. The equity in losses was primarily related to the one-time recognition of deferred tax liabilities. In addition, ORM reported operating losses from continuing operations of $4.2 million for the year ended December 31, 2012.

Executive Chairman of the Board, Charles Fabrikant, commented: “During 2012, we sold our environmental remediation and response business, and in December we concluded a transaction to contribute our environmental consulting business into a joint venture. We believe this combination with a strategic partner represents an excellent opportunity to grow the response management business. In December, we sold our energy trading business. Subsequent to year end, on January 31, we spun-off Era Group Inc., the company that operated our Aviation Services business segment, by means of a dividend to SEACOR's stockholders of all the issued and outstanding common stock of Era Group Inc., which is now a stand-alone public company. These transactions have changed the profile of SEACOR on a go-forward basis. In addition, in the fourth quarter we purchased 1,047,664 of our shares and paid a $5.00 per share special cash dividend, returning $191.2 million in total to our stockholders.”
For the preceding quarter ended September 30, 2012, net income attributable to SEACOR Holdings Inc. was $16.1 million, or $0.78 per diluted share, including income from continuing operations of $15.4 million, or $0.74 per diluted share. A comparison of results for the quarter ended December 31, 2012 with the preceding quarter ended September 30, 2012 is included in "Highlights for the Quarter" discussion below.
For the quarter ended December 31, 2011, net income attributable to SEACOR Holdings Inc. was $17.0 million, or $0.80 per diluted share, including income from continuing operations of $7.0 million, or $0.33 per diluted share.

Highlights for the Quarter
Offshore Marine Services - Operating income was $19.3 million on operating revenues of $141.1 million compared with operating income of $21.2 million on operating revenues of $134.3 million in the preceding quarter.
Operating revenues were $6.8 million higher in the fourth quarter, primarily due to an increase in activity levels for the Company's anchor handling towing supply vessels in the U.S. Gulf of Mexico, which contributed incremental time charter revenues of $5.8 million. Time charter revenues for other vessel classes in the U.S. Gulf of Mexico increased by $1.0 million primarily due to improved market conditions. As of December 31, 2012, the Company had two anchor handling towing supply vessels cold-stacked in the U.S. Gulf of Mexico compared with three as of September 30, 2012.
Operating expenses were $2.6 million higher primarily due to $3.0 million of increased drydocking expenditures in the U.S. Gulf of Mexico, Europe and the Middle East. During the fourth quarter, drydocking costs were $7.3 million compared with $4.3 million in the preceding quarter.
Administrative and general expenses were $4.7 million higher primarily due to $3.2 million of additional compensation expenses arising from the acceleration of restricted stock awards originally scheduled to vest in 2013 and 2014.
In the fourth quarter, the total number of days available for charter for the Company's fleet, excluding wind farm utility vessels, increased by 133 days, or 1% primarily due to net fleet additions. Overall utilization, excluding wind farm utility vessels, increased from 82.0% to 83.0% and overall average day rates, excluding wind farm utility vessels, increased by 5% from $12,718 per day to $13,306 per day. Time charter operating data by vessel class is presented in the table included herein.
Inland River Services - Operating income was $8.9 million on operating revenues of $66.5 million compared with operating income of $7.7 million on operating revenues of $53.3 million in the preceding quarter. Fourth quarter results included $1.4 million in gains on asset dispositions compared with $3.5 million in gains in the preceding quarter. The improvement in operating income was primarily attributable to the results of the pooled hopper barge fleet. Seasonal activity associated with the harvest of grain in the Midwest, demand for grain movements prior to anticipated navigation restrictions required by low water conditions, and increased fertilizer loadings were the primary factors causing this improvement. Administrative and general expenses increased by $1.2 million primarily due to higher compensation costs arising from the acceleration of restricted stock awards originally scheduled to vest in 2013 and 2014.
Shipping Services (formerly Marine Transportation Services and Harbor and Offshore Towing Services) - Operating income was $5.7 million on operating revenues of $46.3 million compared with operating income of $2.9 million on operating revenues of $45.2 million in the preceding quarter. Operating results for petroleum transportation were $3.2 million lower in the fourth quarter primarily due to 27 days of out-of-service time and $2.1 million of expenses incurred for one vessel undergoing a regulatory drydocking. Operating results for harbor towing and bunkering were $4.0 million higher in the fourth quarter primarily due to fewer days out-of-service for drydockings and the recognition of $1.1 million in gains on the sale of two vessels. In the preceding quarter, other income for harbor towing and bunkering included a termination payment of $7.0 million received from a customer following the cancellation of a long-term charter. Operating results for liner transportation were $2.0 million higher primarily due to the third quarter settlement of a legal dispute. Equity in losses in the fourth quarter were primarily attributable to losses in the Company's short-sea transportation joint venture.
Alcohol Manufacturing - Alcohol Manufacturing reported a segment loss of $2.2 million on operating revenues of $42.3 million compared with a segment loss of $0.8 million on operating revenues of $47.8 million in the preceding quarter. Operating results in the fourth quarter were negatively impacted by higher corn prices.
Other - Other reported a segment loss of $10.7 million during the fourth quarter, which included equity in losses of 50% or less owned companies of $9.7 million upon the contribution of ORM in exchange for an equity interest in Witt O'Brien's, LLC. The equity in losses was primarily related to the one-time recognition of deferred tax liabilities on the deconsolidation of non-deductible goodwill.

Era Group Inc. (Aviation Services) - Operating income was $9.7 million on operating revenues of $70.9 million compared with operating income of $11.1 million on operating revenues of $78.0 million in the preceding quarter.
Operating revenues were $7.1 million lower primarily due to the end of seasonal activities in Alaska partially offset by increased revenues from international contract-leasing due to the recognition of previously deferred revenues.
Operating expenses were $4.0 million lower primarily due to the end of seasonal activities and a reduction in repairs and maintenance expense in the current quarter as a result of maintenance credits received in connection with the end of two customer contract-leases. Power-by-hour expenses were lower due to fewer flight hours in international contract-leasing primarily due to the suspension of EC225 helicopter operations.
Administrative and general expenses were $2.8 million lower in the fourth quarter primarily due to an allowance for doubtful accounts and severance costs related to the separation of an executive officer, both recorded in the previous quarter. Depreciation expenses were $11.5 million in the fourth quarter, an increase of $0.5 million primarily due to fleet additions.
Corporate and Eliminations - Administrative and general expenses were $18.2 million compared with $8.5 million in the preceding quarter. The increase was primarily due to $6.8 million of expense associated with the acceleration of restricted stock awards originally scheduled to vest in 2013 and 2014, accruals for bonuses and increased audit and professional fees.
Discontinued Operations - On December 31, 2012, the Company disposed of SEACOR Energy Inc. (“SEI”), the entity that had been conducting the Company's energy trading activities, for a net sales price of $15.1 million and a gain of $7.1 million, net of tax, or $0.34 per diluted share. The historical operating results for SEI have been reported as discontinued operations, net of tax, for all periods presented.
Stock Repurchases - During the fourth quarter, the Company purchased 1,047,664 shares of its common stock at an average price of $86.68 per share. As of December 31, 2012, 19,887,933 shares of SEACOR's common stock remained outstanding. On February 26, 2013, SEACOR's Board of Directors increased the Company's authority to repurchase SEACOR common stock from $30.5 million up to $100.0 million. The repurchase of common stock may be conducted from time to time through open market purchases, privately negotiated transactions or otherwise depending upon market conditions.
2.50% Convertible Senior Notes - On December 11, 2012, the Company sold $350.0 million aggregate principal amount of 2.50% convertible senior notes due December 15, 2027. These convertible notes are senior unsecured obligations of the Company and bear interest at a rate of 2.50% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013.
7.75% Era Group Senior Notes - On December 7, 2012, Era Group Inc. issued $200.0 million aggregate principal amount of its 7.75% Senior Notes due December 15, 2022 for net proceeds of $193.3 million. These notes are senior unsecured obligations of Era Group Inc. and bear interest at a rate of 7.75% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013.
Special Cash Dividend - On December 24, 2012, the Company paid a Special Cash Dividend of $100.4 million, or $5.00 per common share, to shareholders of record on December 17, 2012.
Equipment Acquisitions - During the year ended December 31, 2012, capital expenditures for continuing operations were $352.3 million. Equipment deliveries during that period included six offshore support vessels, including one wind farm utility vessel, three inland river dry cargo barges, five liquid tank barges, two inland river towboats and eighteen helicopters.

Capital Commitments - Excluding Era Group Inc., the Company's unfunded capital commitments as of December 31, 2012 were $212.0 million and consisted of: 16 offshore support vessels for $122.6 million; an interest in a jack-up drilling rig for $30.3 million; eight inland river tank barges for $18.4 million; five inland river towboats for $15.3 million; four harbor tugs for $13.1 million; and other equipment and improvements for $11.0 million. In addition, the Company notified the lessee of its intent to purchase one harbor tug currently operating under a capital lease for $1.3 million. Of these commitments, $176.6 million is payable during 2013 with the balance payable through 2015. Era Group Inc.'s unfunded capital commitments were $134.8 million and consisted primarily of eleven helicopters for $134.4 million, of which $128.3 million may be terminated without further liability other than the payment of liquidated damages of $3.3 million. Of Era Group Inc.'s commitments, $13.8 million is payable in 2013 with the balance payable through 2016. Subsequent to December 31, 2012, the Company, excluding Aviation Services, committed to purchase additional equipment for $1.3 million, Aviation Services committed to purchase two additional helicopters for $16.6 million and one of the Company's Offshore Marine Services joint ventures secured financing for the jack-up drilling rig reducing the Company's unfunded capital commitments by $30.3 million.
As of December 31, 2012, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaling $505.3 million, of which $11.5 million was held by Era Group Inc.
* * * * *
SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, inland river and shipping. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating Revenues	$433,262	$344,642	$1,581,200	$1,290,618
Costs and Expenses:
Operating	312,782	237,766	1,144,649	908,246
Administrative and general	63,516	50,693	201,525	163,652
Depreciation and amortization	45,869	35,388	174,169	149,485
	422,167	323,847	1,520,343	1,221,383
Gains on Asset Dispositions and Impairments, Net	7,961	5,469	27,599	34,011
Operating Income	19,056	26,264	88,456	103,246
Other Income (Expense):
Interest income	3,580	1,126	18,270	13,617
Interest expense	(11,573)	(9,966)	(48,539)	(41,135)
Debt extinguishment losses, net	—	—	(160)	(99)
Marketable security gains (losses), net	(333)	(4,803)	12,891	(7,893)
Derivative losses, net	(376)	(1,302)	(3,302)	(31,381)
Foreign currency gains (losses), net	53	(2,308)	2,351	1,056
Other, net	(309)	1,300	7,178	1,027
	(8,958)	(15,953)	(11,311)	(64,808)
Income from Continuing Operations Before Income Tax Expense and Equity In Earnings (Losses) of 50% or Less Owned Companies	10,098	10,311	77,145	38,438
Income Tax Expense	6,030	2,555	32,179	14,613
Income from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	4,068	7,756	44,966	23,825
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(12,507)	(579)	(11,292)	9,990
Income (Loss) from Continuing Operations	(8,439)	7,177	33,674	33,815
Income from Discontinued Operations, Net of Tax	5,722	10,075	26,785	8,335
Net Income (Loss)	(2,717)	17,252	60,459	42,150
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(93)	212	(756)	1,094
Net Income (Loss) attributable to SEACOR Holdings Inc.	$(2,624)	$17,040	$61,215	$41,056

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$(8,346)	$6,965	$34,430	$32,721
Discontinued operations	5,722	10,075	26,785	8,335
	$(2,624)	$17,040	$61,215	$41,056
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.41)	$0.33	$1.69	$1.55
Discontinued operations	0.28	0.48	1.31	0.39
	$(0.13)	$0.81	$3.00	$1.94
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.41)	$0.33	$1.66	$1.52
Discontinued operations	0.28	0.47	1.29	0.39
	$(0.13)	$0.80	$2.95	$1.91
Weighted Average Common Shares Outstanding:
Basic	20,172,582	21,004,776	20,426,770	21,119,461
Diluted	20,172,582	21,353,631	20,775,896	21,466,843
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$5.00	$—	$5.00	$—

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Operating Revenues	$433,262	$416,842	$372,208	$358,888	$344,642
Costs and Expenses:
Operating	312,782	300,238	283,547	248,082	237,766
Administrative and general	63,516	49,847	43,494	44,668	50,693
Depreciation and amortization	45,869	45,284	43,684	39,332	35,388
	422,167	395,369	370,725	332,082	323,847
Gains on Asset Dispositions and Impairments, Net	7,961	9,677	4,419	5,542	5,469
Operating Income	19,056	31,150	5,902	32,348	26,264
Other Income (Expense):
Interest income	3,580	4,074	7,641	2,975	1,126
Interest expense	(11,573)	(12,619)	(12,392)	(11,955)	(9,966)
Debt extinguishment losses, net	—	—	—	(160)	—
Marketable security gains (losses), net	(333)	(1,730)	11,596	3,358	(4,803)
Derivative gains (losses), net	(376)	(2,218)	2,374	(3,082)	(1,302)
Foreign currency gains (losses), net	53	756	(1,036)	2,578	(2,308)
Other, net	(309)	7,098	443	(54)	1,300
	(8,958)	(4,639)	8,626	(6,340)	(15,953)
Income from Continuing Operations Before Income Tax Expense and Equity In Earnings (Losses) of 50% or Less Owned Companies	10,098	26,511	14,528	26,008	10,311
Income Tax Expense	6,030	10,669	5,111	10,369	2,555
Income from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	4,068	15,842	9,417	15,639	7,756
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(12,507)	(1,078)	1,051	1,242	(579)
Income (Loss) from Continuing Operations	(8,439)	14,764	10,468	16,881	7,177
Income from Discontinued Operations, Net of Tax	5,722	740	831	19,492	10,075
Net Income (Loss)	(2,717)	15,504	11,299	36,373	17,252
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(93)	(598)	50	(115)	212
Net Income (Loss) attributable to SEACOR Holdings Inc.	$(2,624)	$16,102	$11,249	$36,488	$17,040

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$(8,346)	$15,362	$10,418	$16,996	$6,965
Discontinued operations	5,722	740	831	19,492	10,075
	$(2,624)	$16,102	$11,249	$36,488	$17,040
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.41)	$0.75	$0.51	$0.83	$0.33
Discontinued operations	0.28	0.04	0.04	0.95	0.48
	$(0.13)	$0.79	$0.55	$1.78	$0.81
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.41)	$0.74	$0.50	$0.81	$0.33
Discontinued operations	0.28	0.04	0.04	0.94	0.47
	$(0.13)	$0.78	$0.54	$1.75	$0.80
Weighted Average Common Shares of Outstanding:
Basic	20,173	20,433	20,585	20,520	21,005
Diluted	20,173	20,740	20,871	20,893	21,354
Common Shares Outstanding at Period End	19,888	20,851	20,948	21,114	20,933
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$5.00	$—	$—	$—	$—

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Offshore Marine Services
Operating Revenues	$141,133	$134,322	$123,276	$121,086	$109,781
Costs and Expenses:
Operating	91,414	88,842	94,084	75,340	69,484
Administrative and general	19,456	14,795	13,146	11,856	13,666
Depreciation and amortization	16,750	16,051	15,859	12,882	11,954
	127,620	119,688	123,089	100,078	95,104
Gains on Asset Dispositions	5,822	6,585	624	1,845	1,449
Operating Income	19,335	21,219	811	22,853	16,126
Other Income (Expense):
Derivative losses, net	(243)	—	—	—	—
Foreign currency gains (losses), net	(409)	717	(354)	1,123	(1,290)
Other, net	(9)	—	11	—	272
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,146	1,238	1,001	1,829	(500)
Segment Profit	$19,820	$23,174	$1,469	$25,805	$14,608

OIBDA(1)	$36,085	$37,270	$16,670	$35,735	$28,080

Aviation Services
Operating Revenues	$70,895	$77,989	$62,985	$61,052	$61,696
Costs and Expenses:
Operating	42,282	46,235	39,002	39,676	41,084
Administrative and general	7,575	10,338	7,195	9,677	11,803
Depreciation and amortization	11,471	10,937	10,464	9,630	9,210
	61,328	67,510	56,661	58,983	62,097
Gains on Asset Dispositions	157	613	1,077	1,765	1,912
Operating Income	9,724	11,092	7,401	3,834	1,511
Other Income (Expense):
Derivative gains (losses), net	2	(188)	(180)	(124)	(18)
Foreign currency gains (losses), net	87	(272)	(12)	917	(80)
Other, net	—	—	—	30	9
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(84)	219	756	(6,419)	(979)
Segment Profit (Loss)	$9,729	$10,851	$7,965	$(1,762)	$443

OIBDA(1)	$21,195	$22,029	$17,865	$13,464	$10,721

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Inland River Services
Operating Revenues	$66,476	$53,293	$53,302	$53,490	$51,871
Costs and Expenses:
Operating	47,630	38,320	37,463	35,183	31,702
Administrative and general	4,689	3,480	3,773	3,982	3,270
Depreciation and amortization	6,684	7,335	7,244	7,007	5,617
	59,003	49,135	48,480	46,172	40,589
Gains on Asset Dispositions	1,378	3,503	858	1,927	986
Operating Income	8,851	7,661	5,680	9,245	12,268
Other Income (Expense):
Derivative losses, net	—	—	—	—	—
Foreign currency gains (losses), net	144	33	(71)	(22)	—
Other, net	(1)	—	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,772)	(2,227)	439	250	955
Segment Profit	$7,222	$5,467	$6,048	$9,473	$13,223

OIBDA(1)	$15,535	$14,996	$12,924	$16,252	$17,885

Shipping Services
Operating Revenues	$46,322	$45,157	$42,824	$45,733	$43,979
Costs and Expenses:
Operating	28,250	28,089	28,214	27,572	25,601
Administrative and general	5,614	6,567	5,505	4,867	6,057
Depreciation and amortization	7,880	7,776	7,362	7,617	7,499
	41,744	42,432	41,081	40,056	39,157
Gains on Asset Dispositions	1,123	145	1,860	—	1,126
Operating Income	5,701	2,870	3,603	5,677	5,948
Other Income (Expense):
Derivative gains (losses), net	—	—	—	—	—
Foreign currency gains (losses), net	(11)	8	(4)	13	(17)
Other, net	20	7,145	257	30	122
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(2,606)	(551)	(774)	(217)	(74)
Segment Profit	$3,104	$9,472	$3,082	$5,503	$5,979

OIBDA(1)	$13,581	$10,646	$10,965	$13,294	$13,447

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Alcohol Manufacturing
Operating Revenues	$42,280	$47,813	$58,938	$39,619	$—
Costs and Expenses:
Operating	43,364	45,472	57,201	37,405	—
Administrative and general	516	545	434	425	227
Depreciation and amortization	1,549	1,578	1,578	1,052	—
	45,429	47,595	59,213	38,882	227
Gains (Losses) on Asset Dispositions and Impairments, Net	—	—	—	—	—
Operating Income (Loss)	(3,149)	218	(275)	737	(227)
Other Income (Expense):
Derivative gains (losses), net	900	(1,035)	(236)	(485)	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	—	—	—	6,154	1,452
Segment Profit (Loss)	$(2,249)	$(817)	$(511)	$6,406	$1,225

OIBDA(1)	$(1,600)	$1,796	$1,303	$1,789	$(227)

Other
Operating Revenues	$68,394	$58,336	$30,893	$38,108	$77,378
Costs and Expenses:
Operating	62,027	53,287	27,566	33,077	69,926
Administrative and general	7,492	5,635	5,899	4,798	5,064
Depreciation and amortization	721	753	711	689	659
	70,240	59,675	34,176	38,564	75,649
Gains (Losses) on Asset Dispositions and Impairments, Net	(363)	(1,169)	—	5	(4)
Operating Income (Loss)	(2,209)	(2,508)	(3,283)	(451)	1,725
Other Income (Expense):
Derivative gains (losses), net	649	(838)	2,516	(1,417)	211
Foreign currency gains (losses), net	12	(25)	(84)	99	252
Other, net	—	—	—	—	948
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(9,191)	243	(371)	(355)	(1,433)
Segment Profit (Loss)	$(10,739)	$(3,128)	$(1,222)	$(2,124)	$1,703

OIBDA(1)	$(1,488)	$(1,755)	$(2,572)	$238	$2,384

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Corporate and Eliminations
Operating Revenues	$(2,238)	$(68)	$(10)	$(200)	$(63)
Costs and Expenses:
Operating	(2,185)	(7)	17	(171)	(31)
Administrative and general	18,174	8,487	7,542	9,063	10,606
Depreciation and amortization	814	854	466	455	449
	16,803	9,334	8,025	9,347	11,024
Losses on Asset Impairments	(156)	—	—	—	—
Operating Loss	$(19,197)	$(9,402)	$(8,035)	$(9,547)	$(11,087)
Other Income (Expense):
Derivative gains (losses), net	$(1,684)	$(157)	$274	$(1,056)	$(1,495)
Foreign currency gains (losses), net	230	295	(511)	448	(1,173)
Other, net	(319)	(47)	175	(114)	(51)
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA as a non-GAAP financial measure in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure.

OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company's executive officers and other shore-based employees; (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions; and (iv) to assess the Company's ability to service existing fixed charges and incur additional indebtedness.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$259,709	$207,300	$298,972	$277,810	$460,604
Restricted cash	28,285	191,782	18,347	25,958	21,281
Marketable securities	21,668	22,134	32,821	68,586	66,898
Receivables:
Trade, net of allowance for doubtful accounts	282,424	283,738	251,588	262,244	274,122
Other	49,772	67,855	65,334	41,206	50,786
Inventories	52,437	48,946	53,744	57,841	37,462
Deferred income taxes	7,172	11,300	11,300	11,300	11,300
Prepaid expenses and other	14,522	15,699	13,726	82,355	9,087
Discontinued operations	2,635	63,032	53,536	11,259	109,007
Total current assets	718,624	911,786	799,368	838,559	1,040,547
Property and Equipment	3,378,955	3,379,812	3,304,449	3,314,684	3,018,015
Accumulated depreciation	(1,006,274)	(976,601)	(934,089)	(905,360)	(867,907)
Net property and equipment	2,372,681	2,403,211	2,370,360	2,409,324	2,150,108
Investments, at Equity, and Advances to 50% or Less Owned Companies	307,231	266,589	323,874	220,772	249,753
Construction Reserve Funds & Title XI Reserve Funds	195,629	179,932	192,420	259,926	259,974
Goodwill	18,330	57,054	57,054	57,054	57,054
Intangible Assets, Net	15,305	19,931	21,116	22,132	21,528
Other Assets	72,994	78,715	81,545	99,105	102,340
Discontinued Operations	—	18	80	81	46,830
	$3,700,794	$3,917,236	$3,845,817	$3,906,953	$3,928,134

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$24,707	$196,326	$24,546	$22,078	$41,091
Current portion of capital lease obligations	2,900	4,442	4,719	2,289	2,368
Accounts payable and accrued expenses	124,291	121,539	113,905	119,323	153,747
Other current liabilities	113,254	142,943	157,905	175,199	150,304
Discontinued operations	489	31,412	19,503	25,096	54,016
Total current liabilities	265,641	496,662	320,578	343,985	401,526
Long-Term Debt	932,257	813,322	940,910	976,872	995,450
Capital Lease Obligations	59	87	117	2,848	3,068
Deferred Income Taxes	629,553	600,904	582,089	576,279	567,088
Deferred Gains and Other Liabilities	128,206	120,887	132,036	135,482	143,265
Discontinued Operations	2,403	1,890	903	129	9,674
Total liabilities	1,958,119	2,033,752	1,976,633	2,035,595	2,120,071
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	367	366	366	366	364
Additional paid-in capital	1,330,324	1,277,751	1,271,617	1,265,708	1,256,209
Retained earnings	1,473,509	1,576,518	1,560,416	1,549,167	1,512,679
Shares held in treasury, at cost	(1,088,560)	(997,541)	(987,485)	(970,023)	(971,687)
Accumulated other comprehensive loss, net of tax	(1,986)	(3,604)	(5,831)	(5,369)	(7,958)
	1,713,654	1,853,490	1,839,083	1,839,849	1,789,607
Noncontrolling interests in subsidiaries	29,021	29,994	30,101	31,509	18,456
Total equity	1,742,675	1,883,484	1,869,184	1,871,358	1,808,063
	$3,700,794	$3,917,236	$3,845,817	$3,906,953	$3,928,134

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Offshore Marine Services
Anchor handling towing supply	19	19	19	19	19
Crew	47	48	48	48	49
Mini-supply	9	9	9	9	8
Standby safety	25	25	25	26	26
Supply	26	25	28	28	30
Towing supply	3	3	3	5	5
Liftboats	20	20	20	20	2
Specialty	10	9	9	9	9
Wind farm utility	30	30	30	30	29
	189	188	191	194	177

Aviation Services
Light helicopters – single engine	59	59	59	58	58
Light helicopters – twin engine	37	41	44	46	45
Medium helicopters	69	69	68	66	65
Heavy helicopters	10	10	9	8	7
	175	179	180	178	175

Inland River Services
Inland river dry-cargo barges	1,444	1,444	1,453	1,479	1,496
Inland river liquid tank barges	81	80	78	77	77
Inland river deck barges	20	20	20	20	20
Inland river towboats	31	31	31	30	31
Dry-cargo vessel	1	1	1	1	1
	1,577	1,576	1,583	1,607	1,625

Shipping Services
U.S.-flag product tankers	8	8	8	8	7
U.S.-flag container vessel	1	1	1	1	1
U.S.-flag articulated tug-barge	1	1	1	—	—
U.S.-flag deck barges	5	5	5	—	—
U.S.-flag RORO barges	2	2	2	—	—
Azimuth drive harbor tugs	15	15	15	16	15
Conventional drive harbor tugs	11	12	12	13	13
Ocean liquid tank barges	5	5	5	5	5
Foreign-flag RORO vessels	7	7	8	8	8
	55	56	57	51	49

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Rates Per Day Worked:
Anchor handling towing supply	$25,059	$22,794	$24,541	$30,928	$27,187
Crew	7,231	7,267	7,134	7,803	7,166
Mini-supply	7,664	7,735	7,424	7,409	7,948
Standby safety	10,001	9,806	9,679	9,230	9,254
Supply	16,599	16,567	14,354	16,662	15,755
Towing supply	9,573	8,265	9,269	9,301	8,497
Specialty	20,635	26,195	14,557	12,964	17,845
Liftboats	20,673	19,830	17,454	—	—
Overall Average Rates Per Day Worked (excluding wind farm utility)	13,306	12,718	12,068	13,174	12,187
Wind farm utility	2,653	2,882	2,802	2,431	—
Overall Average Rates Per Day Worked	11,160	10,552	10,019	10,839	12,187

Utilization:
Anchor handling towing supply	63%	57%	63%	77%	70%
Crew	91%	94%	84%	79%	78%
Mini-supply	85%	88%	98%	98%	96%
Standby safety	87%	89%	87%	86%	90%
Supply	87%	77%	75%	84%	82%
Towing supply	94%	54%	51%	48%	44%
Specialty	57%	59%	45%	62%	70%
Liftboats	80%	82%	70%	—%	—%
Overall Fleet Utilization (excluding wind farm utility)	83%	82%	77%	81%	80%
Wind farm utility	88%	96%	93%	86%	—%
Overall Fleet Utilization	84%	85%	80%	82%	80%

Available Days:
Anchor handling towing supply	1,632	1,564	1,547	1,547	1,564
Crew	3,220	3,233	3,276	3,363	3,418
Mini-supply	644	644	637	637	644
Standby safety	2,208	2,208	2,195	2,275	2,355
Supply	1,656	1,631	1,649	1,705	1,798
Towing supply	184	184	360	364	368
Specialty	329	276	273	273	276
Liftboats	1,656	1,656	1,656	—	—
Overall Fleet Available Days (excluding wind farm utility)	11,529	11,396	11,593	10,164	10,423
Wind farm utility	2,760	2,760	2,730	2,647	—
Overall Fleet Available Days	14,289	14,156	14,323	12,811	10,423